Exhibit 99.2

SOLICITATION OF PROXIES
IN CONNECTION WITH THE
2014 ANNUAL MEETING OF STOCKHOLDERS OF

FORWARD INDUSTRIES, INC.

Solicitation on behalf of
TERENCE BERNARD WISE

•	Definitive Proxy Statement
•	Letter to Shareholders dated December 11, 2014
•	Shareholder Presentation

If you have any questions, including questions on
how to submit your proxy,
or if you need additional copies of our proxy
materials please contact:

INNISFREE M&A INCORPORATED
501 MADISON AVENUE, 20TH FLOOR
NEW YORK, NY 10022
Stockholders Call Toll-Free at: (888) 750-5834
Banks and Brokers Call Collect at: (212) 750-5833